August 11, 2008


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced by
the American Depositary Receipts each
American Depositary Share representing one
(1) Ordinary Share of Banco Venezolano de
Credito
(Form F-6 File No. 333-5388)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New
York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the number of ordinary shares represented by one American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the
Prospectus consists of the ADR certificate with a revised ratio for Banco Venezolano de Credito.

The Prospectus has been revised to reflect the new ratio and has been overstamped with:

Effective August 11, 2008 the Companys
American Depositary Share (ADS) Ratio
Changed from 1:1 (One ADS Representing
One Ordinary Share) to 1:1/1000 (One ADS
Representing One - One Thousandth of an
Ordinary Share).


Please contact me with any questions or comments at 212 815-2187.

Victor Francis
Vice President
The Bank of New York Mellon - ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)






Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286